UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 11, 2009

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 though 9 are not applicable and therefore omitted.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Under the 2007 Stock Incentive Plan (the “2007 Plan”) of Rimage Corporation (the “Company”), each non-employee director elected or re-elected at an annual shareholder meeting will receive an equity grant consisting of shares of restricted stock or non-qualified stock options or a combination of both, with the number of shares for each award to be determined each year by the Board but not to exceed 25,000 shares. Under this provision of the 2007 Plan, each non-employee director re-elected at the 2008 Annual Meeting of Shareholders received a stock option to purchase 7,500 shares of the Company’s common stock and an award of 1,000 shares of restricted stock.

On March 11, 2009, the Company’s Compensation Committee recommended and the Board of Directors approved certain amendments to the 2007 Plan, including amendments that would permit the Compensation Committee to grant restricted stock units, in addition to stock options and restricted stock, to non-employee directors elected or re-elected at an annual meeting of shareholders. As with the current provisions of the 2007 Plan, the Board would determine the type of award and number of shares for each award type each year.

On March 11, 2009, the Compensation Committee and the Board also determined that under this amended provision of the 2007 Plan each non-employee director elected or re-elected at the 2009 Annual Meeting of Shareholders would receive 3,500 restricted stock units and no stock options or restricted stock. The amendments to the 2007 Plan are subject to shareholder approval and in the event shareholder approval is not received, the Compensation Committee and the Board determined that no non-qualified stock options or restricted shares will be issued to non-employee directors at the 2009 Annual Meeting of Shareholders pursuant to the automatic grant provisions of the 2007 Plan. However, the Board intends to issue each non-employee director 3,500 restricted stock units on a discretionary basis under the 2007 Plan on the date of the 2009 Annual Meeting of Shareholders. The restricted stock units will vest on the one year anniversary of the date of grant, the same vesting provision applicable to the restricted stock granted to non-employee directors under the 2007 Plan. Additionally, the Compensation Committee recommended and the Board of Directors approved a deferral provision that permits non-employee directors to defer receipt of the shares of stock issued upon vesting of restricted stock units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:	March 13, 2009